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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We herby consent to the use in this Registration Statement on Form S-1 of our report dated December 16, 2005, relating to the financial statements of Mueller Water Products, LLC, incorporated by reference in such Registration Statement from the Registration Statement on Form S-1 (File No. 333-131536). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 25, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM